                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               The Scotts Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[THE SCOTTS COMPANY LOGO]

THE SCOTTS COMPANY
PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                             14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041

                                                               December 15, 2003

Dear Fellow Shareholders:

     The Annual Meeting of Shareholders of The Scotts Company will be held at 10:00 a.m., local time, on Thursday, January 29, 2004, at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be transacted at the Annual Meeting.

     The Board of Directors has nominated four directors, each for a term to expire at the 2007 Annual Meeting. The Board of Directors recommends that you vote FOR each of the nominees.

     On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please record your vote on the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. Alternatively, if you are a registered shareholder, you may transmit voting instructions for your common shares electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

                                          Sincerely,

                                          /s/ James Hagedorn
                                          JAMES HAGEDORN
                                          President, Chief Executive Officer
                                          and Chairman of the Board

                           [THE SCOTTS COMPANY LOGO]
                               THE SCOTTS COMPANY
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD THURSDAY, JANUARY 29, 2004
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Scotts Company will be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 29, 2004, at 10:00 a.m., local time, for the following purposes:

          1. To elect four directors, each for a term of three years to expire at the 2007 Annual Meeting.

          2. To transact such other business as may properly come before the Annual Meeting or any adjournment.

     The close of business on December 5, 2003, has been fixed by the Board of Directors of the Company as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if you are a registered shareholder, you may ensure your common shares are voted at the Annual Meeting by submitting your voting instructions electronically via the Internet or telephonically. Please see the Proxy Statement and proxy card for details about electronic voting. Voting your common shares by the enclosed proxy card, or electronically through the Internet or by telephone, does not affect your right to vote in person if you attend the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /s/ David M. Aronowitz
                                        DAVID M. ARONOWITZ
                                        Executive Vice President, General
                                        Counsel and Secretary

14111 Scottslawn Road
Marysville, Ohio 43041
December 15, 2003

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                             14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                           THURSDAY, JANUARY 29, 2004

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Scotts Company (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 29, 2004, at 10:00 a.m., local time, or any adjournment. This Proxy Statement and the accompanying proxy were first sent or given to shareholders on or about December 19, 2003. Only holders of record of the Company's common shares on December 5, 2003 will be entitled to receive notice of and to vote at the Annual Meeting. As of December 5, 2003, there were 32,246,606 common shares outstanding. Each common share entitles the holder thereof to one vote. There are no cumulative voting rights in the election of directors. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     A proxy card for use at the Annual Meeting is enclosed. You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, shareholders holding common shares registered directly with the Company's transfer agent, National City Bank, may transmit their voting instructions electronically via the Internet or by using the toll-free telephone number stated on the proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., local time in Marysville, Ohio, on January 28, 2004. The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' voting instructions have been properly recorded. Shareholders providing voting instructions through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by such shareholders. Shareholders holding common shares in "street name" with a broker, bank or other holder of record should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by executing and returning to the Company a later-dated proxy card, by voting in person at the Annual Meeting (but only if you are the registered shareholder), or by submitting later-dated electronic voting instructions through the Internet or by telephone. Attending the Annual Meeting does not, in itself, revoke a previously appointed proxy.

     Solicitation of proxies may be made by mail, personal interview, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive additional compensation for such solicitation activities. Other than the Internet access and telephone usage charges described above, all proxy solicitation costs will be borne by the Company. The Company will reimburse its transfer agent, banks, brokers and other custodians, nominees and fiduciaries for their reasonable costs in sending proxy materials to shareholders.

     If a shareholder is a participant in The Scotts Company Retirement Savings Plan (the "RSP") and common share units have been allocated to such individual's account in the RSP, the shareholder is entitled to instruct the trustee of the RSP how to vote the common shares represented by those units. These shareholders may receive their proxy cards separately. If no instructions are given by a participant to the trustee of the RSP, the trustee will not vote those common shares.

     The results of shareholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated electronic voting instructions recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "Withhold All" or "For All Except" or are not marked at all. Broker/dealers who hold common shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters such as the election of directors, but broker/dealers may not vote such common shares on non-routine matters without specific instructions from the customer who owns such common shares. Proxies that are signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

     Those common shares represented by properly executed proxies, or properly authenticated voting instructions recorded electronically through the Internet or by telephone, that are received prior to the Annual Meeting and not revoked, will be voted as directed by the shareholder. All valid proxies received prior to the Annual Meeting which do not specify how common shares should be voted will be voted FOR the election as directors of the nominees listed below under "PROPOSAL NUMBER 1 -- ELECTION OF DIRECTORS".

               BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

     The common shares are the Company's only outstanding class of voting securities. The following table furnishes, as of November 24, 2003 (except as otherwise noted), certain information as to the common shares beneficially owned by each of the current directors and nominees for the office of director of the Company, by each of the individuals named in the Summary Compensation Table and by all current directors and executive officers of the Company as a group, as well as by the only persons known to the Company to beneficially own more than 5% of the outstanding common shares.

                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                           ------------------------------------------------------------------
                                                             COMMON SHARES WHICH
                                                               CAN BE ACQUIRED
                                                              UPON EXERCISE OF
                           COMMON SHARES     COMMON SHARE    OPTIONS EXERCISABLE                PERCENT OF
NAME OF BENEFICIAL OWNER   PRESENTLY HELD   EQUIVALENTS(2)     WITHIN 60 DAYS        TOTAL      CLASS(2)(3)
------------------------   --------------   --------------   -------------------   ----------   -----------
Mark R. Baker(4).........             0              0                   0                  0        (5)
Lynn J. Beasley..........             0            781               5,500              6,281        (5)
Robert F. Bernstock(6)...             0              0                   0                  0        (5)
Gordon F. Brunner........           170              0                   0                170        (5)
Arnold W. Donald.........         1,000            697              21,000             22,697        (5)
Michel J. Farkouh(6).....             0              0                   0                  0        (5)
Joseph P. Flannery.......         2,000              0              48,000             50,000        (5)
James Hagedorn(6)........    10,964,605(7)       3,133             380,000         11,347,738      34.80%
Albert E. Harris(8)......         2,000(9)         715              36,000             38,715        (5)
Michael P. Kelty(6)......        38,709(10)          0              54,000             92,709        (5)
Katherine Hagedorn
  Littlefield............    10,926,942(11)          0              17,500         10,944,442      33.95%
Karen G. Mills...........         5,000          1,418              54,000             60,418        (5)
Christopher L.
  Nagel(6)...............             0            222              10,000             10,222        (5)
Patrick J. Norton........         5,100(12)          0             100,000            105,100        (5)
Stephanie M. Shern.......             0              0               5,500              5,500        (5)
L. Robert
  Stohler(6)(13).........             0              0             101,000            101,000        (5)
John M. Sullivan.........         1,500              0              49,000             50,500        (5)
John Walker, Ph.D........         1,100              0              33,500             34,600        (5)
All current directors and
  executive officers as a
  group (18 persons).....    11,023,564(14)     12,537             851,000         11,887,101      35.91%
Hagedorn Partnership,
  L.P....................    10,926,942(15)          0                   0         10,926,942      33.92%
  800 Port Washington Blvd
  Port Washington, NY 11050
Capital Group
  International,
  Inc.(16)...............     1,642,800(17)          0                   0          1,642,800       5.10%
  11100 Santa Monica Blvd
  Los Angeles, CA 90025

---------------

 (1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

 (2) "Common Share Equivalents" figures include common shares attributable to the named executive officer's account relating to common share units under The Scotts Company Executive Retirement Plan (the "Executive Retirement Plan" or "ERP"), and to the named director's account holding stock units received in lieu of the director's annual cash retainer and any other fees paid for service as a director under the Company's 1996 Stock Option Plan ("1996 Plan") and the Company's 2003 Stock Option and Incentive Equity Plan ("2003 Plan"), although under the terms of those plans, the named individual has no voting or dispositive power with respect to the portion of his or her account attributed to common shares of the Company. For this reason, these common share equivalents are not included in the computation of the "Percent of Class" figures in the table.

 (3) The "Percent of Class" computation is based upon the sum of (i) 32,215,456 common shares outstanding on November 24, 2003 and (ii) the number of common shares as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days after November 24, 2003.

 (4) Nominee for election as director.

 (5) Represents ownership of less than 1% of the outstanding common shares of the Company.

 (6) Individual named in the Summary Compensation Table.

 (7) Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P., a Delaware limited partnership (the "Hagedorn Partnership"), and has shared voting and dispositive power with respect to the common shares held by the Hagedorn Partnership and those subject to the right to vote and right of first refusal in favor of the Hagedorn Partnership. See note (15) below. He holds 13,200 common shares directly, 15,000 common shares are the subject of a restricted stock grant made to him on November 19, 2003 as to which the restriction period will end on November 19, 2006 and 9,463 common share units are allocated to his account and held by the trustee under the RSP.

 (8) Mr. Harris intends to retire as a director of the Company effective as of the date of the Annual Meeting.

 (9) Includes 1,000 common shares owned by Mr. Harris' spouse.

(10) Includes 8,127 common shares owned by Dr. Kelty's spouse.

(11) Ms. Littlefield is a general partner and the Chair of the Hagedorn Partnership and has shared voting and dispositive power with respect to the common shares held by the Hagedorn Partnership and those subject to the right to vote and right of first refusal in favor of the Hagedorn Partnership. See note (15) below.

(12) Includes 100 common shares owned by Mr. Norton's spouse.

(13) Mr. Stohler retired as an executive officer of the Company effective June 30, 2003.

(14) See notes (7) and (9) through (12) above and note (15) below. Also includes common shares held by the current executive officers other than the individuals named in the Summary Compensation Table; and common share units allocated to those executive officers' respective accounts and held by the trustee under the RSP.

(15) The Hagedorn Partnership owns 10,797,724 common shares of record, and has the right to vote, and a right of first refusal with respect to 129,218 common shares, the Company's securities received by John Kenlon and his children pursuant to the Merger Agreement described below. Mr. James Hagedorn, Ms. Katherine Hagedorn Littlefield, Mr. Paul Hagedorn, Mr. Peter Hagedorn, Mr. Robert Hagedorn and Ms. Susan Hagedorn are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern's Miracle-Gro Products, Inc. ("Miracle-Gro Products"). The general partners share voting and dispositive power with respect to the securities held by the Hagedorn Partnership and those subject to the right to vote and right of first refusal in favor of the Hagedorn Partnership. Mr. James Hagedorn and Ms. Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation ("Community Funds"), is a limited partner of the Hagedorn Partnership.

     The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the "Merger Agreement"), among the Company, ZYX Corporation, Miracle-Gro Products, Stern's Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of October 1, 1999 (the "First Amendment"), limits the ability of the Hagedorn Partnership, Community Funds, Horace Hagedorn and John Kenlon (the "Miracle-Gro

      Shareholders") to acquire additional voting securities of the Company. See "-- The Merger Agreement and the First Amendment" below.

(16) All information presented in this table regarding Capital Group International, Inc. ("CGII") was derived from the Amendment No. 1 to
     Schedule 13G, dated February 10, 2003 (the "CGII-CGTC Schedule 13G"), filed by CGII and Capital Guardian Trust Company ("CGTC") with the Securities and Exchange Commission ("SEC") to report beneficial ownership of the Company's common shares as of December 31, 2002.

(17) In the CGII-CGTC Schedule 13G, CGII reported sole voting power with respect to 1,220,740 common shares and sole dispositive power with respect to 1,642,800 common shares. CGII is the parent holding company of a group of investment management companies, including CGTC, that hold dispositive power and, in some cases, voting power over the common shares held in the accounts of their respective clients. CGII does not have dispositive power or voting power over the 1,642,800 common shares which it may be deemed to beneficially own by virtue of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

     In the CGII-CGTC Schedule 13G, CGTC reported sole voting power with respect to 1,129,340 common shares and sole dispositive power with respect to 1,551,400 common shares. CGTC is deemed to be the beneficial owner of 1,551,400 common shares as a result of its serving as investment manager of various institutional accounts.

THE MERGER AGREEMENT AND THE FIRST AMENDMENT

     Under the terms of the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Merger Agreement, as amended by the First Amendment, to mean the common shares and any other securities issued by the Company which are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share which is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Mr. L. Jack Van Fossen, who retired as a director of the Company on July 22, 2003, filed one late Form 4 reporting one transaction involving an option grant made to him.

     Each of Messrs. James Hagedorn, David M. Aronowitz and L. Robert Stohler (who retired as an executive officer of the Company on June 30, 2003) and Dr. Michael P. Kelty filed one late Form 4 reporting one transaction involving a grant of stock appreciation rights ("SARs") made to him.

     Mr. Michel Farkouh filed two late Form 4's each reporting one transaction. One transaction involved the sale of common shares and the other involved a grant of SARs made to him.

     The Hagedorn Partnership made late filings of two Form 4's, in each of which it reported late one transaction.

     Mr. Peter Hagedorn made a late filing of a Form 5 for the fiscal year ended September 30, 2002, on which he reported two gift transactions, and of two Form 4's, in each of which he reported late one transaction.

     Each of Mr. Robert Hagedorn and Ms. Susan Hagedorn made late filings of two Form 4's, in which each reported late one transaction.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

     Pursuant to the Code of Regulations of the Company, the Board of Directors has set the authorized number of directors at 12, divided into three classes with regular three-year staggered terms. The election of each class of directors is a separate election. The four Class III directors hold office for terms expiring at the Annual Meeting, the four Class I directors hold office for terms expiring in 2005, and the four Class II directors hold office for terms expiring in 2006.

     The Board of Directors proposes that the four nominees identified below be elected to Class III for a new term to expire at the Annual Meeting of Shareholders to be held in 2007 and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has no reason to believe that the nominees will not serve if elected. If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors.

     The Board of Directors has reviewed, considered and discussed each director's relationships, either directly or indirectly, with the Company and its subsidiaries and the compensation each director receives, directly or indirectly, from the Company and its subsidiaries in order to determine whether such director qualifies as "independent" for purposes of the applicable sections of the New York Stock Exchange's Listed Company Manual, and has determined that the Board has at least a majority of independent directors. The Board of Directors has determined that each of the following directors has no financial or personal ties, either directly or indirectly, with the Company or its subsidiaries (other than director compensation and ownership of common shares as described in this Proxy Statement) and thus qualifies as independent: Lynn J. Beasley, Gordon F. Brunner, Arnold W. Donald, Joseph P. Flannery, Albert E. Harris, Karen G. Mills, Stephanie M. Shern, John M. Sullivan and John Walker, Ph.D.

     The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each director or nominee for election as a director, has been furnished to the Company by each director or nominee. Except where indicated, each director or nominee has had the same principal occupation for the last five years.

    NOMINEES STANDING FOR ELECTION OR RE-ELECTION TO THE BOARD OF DIRECTORS

               CLASS III -- TERMS TO EXPIRE AT THE 2007 ANNUAL MEETING

[MARK R. BAKER PHOTO]    Mark R. Baker, age 46, Nominee for Election as a Director of
                         the Company
                             Mr. Baker has been President, Chief Executive Officer
                             and a director of Gander Mountain Company, an outdoor
                             retailer specializing in hunting, fishing and camping
                             gear, since September 2002. Prior to his service with
                             Gander Mountain Company, he was the Executive Vice
                             President, Merchandising of The Home Depot, Inc., a
                             leading home improvement retailer, from October 2000.
                             From June 1999 to October 2000, he served as Group
                             President and Senior Vice President, Merchandising of
                             The Home Depot, Inc. From 1997 until 1999, he was
                             President of the Midwest Division of The Home Depot,
                             Inc.

[JOSEPH P. FLANNERY      Joseph P. Flannery, age 71, Director of the Company since
PHOTO]                   1987
                             Mr. Flannery has been President, Chief Executive Officer
                             and Chairman of the Board of Directors of Uniroyal Holding,
                             Inc., an investment management company, since 1986. Mr.
                             Flannery is also a director of Newmont Mining
                             Corporation and ArvinMeritor, Inc.
                             Committee Membership: Compensation and Organization
                             (Chairman)

[KATHERINE HAGEDORN      Katherine Hagedorn Littlefield, age 48, Director of the
LITTLEFIELD PHOTO]       Company since 2000
                             Ms. Littlefield has been a director of the Company since
                             July 2000. Ms. Littlefield is the Chair of the Hagedorn
                             Partnership. She is the sister of James Hagedorn, a
                             director and executive officer of the Company.
                             Committee Membership: Finance

[PATRICK J. NORTON       Patrick J. Norton, age 53, Director of the Company since
PHOTO]                   1998
                             Mr. Norton retired on January 1, 2003, after having
                             served as Executive Vice President and Chief Financial
                             Officer of the Company since May 2000 and as interim
                             Chief Financial Officer from February 2000 to May 2000.
                             Mr. Norton is also a director of Greif, Inc. Mr. Norton
                             also serves as an independent director for various
                             privately-held companies and partnerships, including
                             Svoboda Collins LLC, and In The Swim, Inc.
                             Committee Membership: Finance

                           DIRECTORS CONTINUING IN OFFICE

                CLASS I -- TERMS TO EXPIRE AT THE 2005 ANNUAL MEETING

[STEPHANIE M. SHERN      Stephanie M. Shern, age 55, Director of the Company since
PHOTO]                   2003
                             Mrs. Shern is the founder of Shern Associates LLC, a
                             retail consulting and business advisory firm formed in
                             February 2002. From May 2001 to February 2002, Mrs.
                             Shern served as the Senior Vice President and Global
                             Managing Director of Retail and Consumer Products at
                             Kurt Salmon Associates, a management consulting firm
                             specializing in retailing and consumer products. From
                             1995 to April 2001, Mrs. Shern was the Vice Chairman and
                             Global Director of Retail and Consumer Products for
                             Ernst & Young LLP, and from April 1998 to April 2000,
                             she also served as Vice Chairman of Marketing for Ernst
                             & Young LLP. Mrs. Shern is a CPA and a member of the
                             American Institute of CPAs and the New York State
                             Society of CPAs. Mrs. Shern is currently a director of
                             two other public companies, Nextel Communications, Inc.
                             and GameStop Corp. Mrs. Shern is also a director of a
                             privately-held company, Vitamin Shoppe Inc.
                             Committee Membership: Audit

[JAMES HAGEDORN PHOTO]   James Hagedorn, age 48, Chairman of the Board of the Company
                         since January
                             2003, Chief Executive Officer of the Company since May
                             2001, President of the
                             Company since April 2000, and Director of the Company
                             since 1995
                             Mr. Hagedorn was named Chairman of the Board of the
                             Company in January 2003. He was named President and Chief
                             Executive Officer of the Company in May 2001. He served
                             as President and Chief Operating Officer of the Company
                             from April 2000 to May 2001, and as President, Scotts
                             North America, of the Company from December 1998 to
                             April 2000. He was previously Executive Vice President,
                             U.S. Business Groups, of the Company from October 1996
                             to December 1998. Mr. Hagedorn is the son of Horace
                             Hagedorn, Director Emeritus of the Company, and the
                             brother of Katherine Hagedorn Littlefield, a director of
                             the Company.
                             Committee Membership: None at this time

[KAREN G. MILLS PHOTO]   Karen G. Mills, age 50, Director of the Company since 1994
                             Since June 1999, Ms. Mills has been Managing Director
                             and Founder of Solera Capital, a private equity firm based in New York. Since January 1993, she has also been
                             President of MMP Group, Inc., an advisory company
                             serving leveraged buy-out firms, company owners and
                             chief executive officers. Ms. Mills is currently a
                             director of Arrow Electronics, Inc. Ms. Mills is also a
                             director of Latina Media Ventures and Annie's Homegrown,
                             Inc., both privately-held companies.
                             Committee Memberships: Finance; Governance and Nominating
                             (Chairman)

[JOHN WALKER PHOTO]      John Walker, Ph.D., age 63, Director of the Company since
                         1998
                             Since September 1994, Dr. Walker has been Chairman of
                             Advent International plc, Europe, a private equity
                             management company based in London, England which
                             manages over $6 billion on a global basis.
                             Committee Memberships: Finance (Chairman); Governance and
                             Nominating

                               CLASS II -- TERMS TO EXPIRE AT THE 2006 ANNUAL MEETING

[ARNOLD W. DONALD PHOTO]  Arnold W. Donald, age 48, Director of the Company since 2000
                              Since March 2000, Mr. Donald has been Chairman of Merisant Company, a seller of health, nutritional and lifestyle products whose products include leading global tabletop sweetener brands Equal(R) and Canderel(R). From January 1998 to March 2000,
                              he was Senior Vice President of Monsanto Company (n/k/a Pharmacia Corporation), with responsibility for growth, globalization and technology initiatives. He serves as a director of Crown Cork & Seal Company, Belden Inc., Oil-Dri Corporation of America,
                              The Laclede Group, Inc., and Carnival Corporation. In 1998, he was appointed by
                              President Clinton to serve on the President's Export Council for international trade and appointed by President Bush in November 2002. He is also a member of the Executive
                              Leadership Council.
                              Committee Membership: Compensation and Organization

[LYNN J. BEASLEY PHOTO]   Lynn J. Beasley, age 46, Director of the Company since 2003
                              In January 2002, Ms. Beasley was promoted to President and Chief Operating Officer of
                              R.J. Reynolds Tobacco Company ("RJR Tobacco"), a cigarette manufacturer, after serving as Executive Vice President -- Marketing since 1997. Ms. Beasley has also been a director of RJR Tobacco since March 2000. Ms. Beasley is a member of the Senior
                              Services Board and the Tanglewood Park Foundation Board.
                              Committee Membership: Compensation and Organization

[JOHN M. SULLIVAN PHOTO]  John M. Sullivan, age 68, Director of the Company since 1994
                              Mr. Sullivan served as Chairman, President and Chief Executive Officer of Prince
                              Holdings, Inc., a corporation which, through its subsidiaries, manufactures sporting goods, from 1987 until his retirement in 1994. He is currently on the board of directors of Atlas Copco N.A., a company traded on the Stockholm Stock Exchange.
                              Committee Memberships: Audit (Chairman); Compensation and Organization

[GORDON F. BRUNNER        Gordon F. Brunner, age 65, Director of the Company since 2003
PHOTO]
                              Mr. Brunner served as the Chief Technology Officer as well as a member of the board of directors of The Procter & Gamble Company, a manufacturer of family, personal and household care products, until his retirement on November 1, 2000 after 40 years of service. Mr. Brunner is a partner in the Cincinnati Living Longer ProActive Health
                              Center and serves as a director of Natrol, Inc. and Third Wave Technologies, Inc., as
                              well as privately-held Hartz Mountain Corporation.
                              Committee Memberships: Audit

RECOMMENDATION AND VOTE

     Under Ohio law and the Company's Code of Regulations, the four nominees for election in Class III receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxies will be voted FOR the election of the above-named nominees unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED CLASS III DIRECTOR NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors held seven regularly scheduled or special meetings during the Company's fiscal year ended September 30, 2003 (the "2003 fiscal year"). The Board of Directors has four significant standing committees: the Audit Committee; the Compensation and Organization Committee; the Finance Committee; and the Governance and Nominating Committee. Each current member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Board committees on which he or she served, in each case during the period such director served in the 2003 fiscal year.

AUDIT COMMITTEE

     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix I. The Audit Committee is responsible for (1) overseeing the accounting and financial reporting processes of the Company, (2) overseeing the audits of the financial statements of the Company, (3) appointing, compensating and overseeing the independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work,
(4) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters, and (5) assisting the Board in its oversight of: (a) the integrity of the Company's financial statements; (b) the Company's compliance with applicable laws, rules and regulations, including applicable rules of the New York Stock Exchange; (c) the independent auditors' qualifications and independence; and (d) the performance of the Company's internal audit function. Each member of the Audit Committee qualifies as independent under the applicable sections of the New York Stock Exchange's Listed Company Manual and Rule 10A-3 promulgated under Section 10A(m)(3) of the Exchange Act. The Board of Directors has determined that Stephanie M. Shern qualifies as an audit committee financial expert as defined by the rules adopted by the SEC. The Audit Committee met eleven times during the 2003 fiscal year. The Audit Committee's report relating to the Company's 2003 fiscal year appears on page 25.

COMPENSATION AND ORGANIZATION COMMITTEE

     The Compensation and Organization Committee reviews, considers and acts upon matters concerning salary and other compensation and benefits of all executive officers and certain other employees of the Company. In addition, the Compensation and Organization Committee acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan maintained by the Company. The Compensation and Organization Committee also advises the Board of Directors regarding executive officer organizational issues and succession plans and serves as the committee administering the Company's 1992 Long Term Incentive Plan ("1992 Plan"), 1996 Plan and 2003 Plan. The Compensation and Organization Committee met six times during the 2003 fiscal year. Each member of the Compensation and Organization Committee qualifies as independent under the applicable sections of the New York Stock Exchange's Listed Company Manual. The Compensation and Organization Committee's report on executive compensation appears on pages 19 through 23.

FINANCE COMMITTEE

     The Finance Committee provides oversight of the financial plans and policies of the Company and its subsidiaries by reviewing annual business plans; operating performance goals; investment, dividend payment and stock repurchase programs; financial forecasts; and general corporate financing matters. The Finance Committee met six times during the 2003 fiscal year.

GOVERNANCE AND NOMINATING COMMITTEE

     The Governance and Nominating Committee recommends policies on the composition of the Board of Directors and nominees for membership on the Board of Directors and Board committees. The Governance and Nominating Committee has not established a procedure for shareholders to recommend nominees to the Board of Directors for consideration at the Annual Meeting. Rather, the Governance and Nominating Committee conducts its own search for available, qualified nominees. Each member of the Governance and Nominating Committee qualifies as independent under the applicable sections of the New York Stock Exchange's Listed Company Manual. The Governance and Nominating Committee is also responsible for developing and recommending to the Board of Directors corporate governance principles applicable to the Company and overseeing the evaluation of the Board of Directors and management. The Governance and Nominating Committee met five times during the 2003 fiscal year.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company (the "non-employee directors") receives a $40,000 annual retainer for Board of Directors and Board committee meetings plus reimbursement of all reasonable travel and other expenses of attending such meetings. Members of the Audit Committee get an additional $5,000 annually. Under each of the 1996 Plan and the 2003 Plan, non-employee directors may elect to receive all or a portion, in 25% increments, of their annual retainer and other fees paid for service as a director in cash or in stock units. If stock units are elected, the non-employee director receives a number of stock units determined by dividing the chosen dollar amount by the fair market value of the Company's common shares on the first trading day following the date of the annual meeting of shareholders for which the deferred amount otherwise would have been paid. Final distributions are made in cash or common shares, as elected by the non-employee director, upon the date that the non-employee director ceases to be a member of the Board of Directors, upon the date the non-employee director has specified in his or her deferral form or upon a "change in control" (as defined in each of the 1996 Plan and the 2003 Plan), whichever is earlier. Distributions may be made either in a lump sum or in installments over a period of up to ten years, as elected by the non-employee director. The non-employee directors may elect stock units under either the 1996 Plan or the 2003 Plan.

     Under either the 1996 Plan or the 2003 Plan, non-employee directors also receive an annual grant, on the first business day following the date of each annual meeting of shareholders, of options to purchase 5,000 common shares at an exercise price equal to the fair market value of the common shares on the grant date. Non-employee directors who are members of one or more Board committees receive options to purchase an additional 500 common shares for each committee on which they serve (with committee chairs receiving options to purchase a total of an additional 1,500 common shares for each committee they chair). Options granted to a non-employee director become exercisable six months after the grant date and remain exercisable until the earlier to occur of the tenth anniversary of the grant date or the first anniversary of the date the non-employee director ceases to be a member of the Company's Board of Directors. However, if the non-employee director ceases to be a member of the Board of Directors after (a) having been convicted of, or pled guilty or nolo contendere to, a felony, his or her options granted under the 1996 Plan will be cancelled on the date he or she ceases to be a director, or (b) having retired after serving at least one full term, any outstanding options granted under either the 1996 Plan or the 2003 Plan will remain exercisable for a period of five years following retirement subject to the stated terms of the options. To the extent a grant is made under one plan, the automatic grant under the other plan would not apply.

     Upon a change in control of the Company, each non-employee director's outstanding options granted under the 2003 Plan will be cancelled, unless (a) the Company's common shares remain publicly traded, (b) the non-employee director remains a director of the Company after the change of control or (c) the non-employee director exercises, with the permission of the Compensation and Organization Committee, the non-employee director's outstanding options within 15 days of the date of the change in control. In addition, each non-employee director's outstanding options granted under the 1996 Plan will be cancelled unless the non-employee director exercises, with the permission of the Compensation and Organization Committee, the non-employee director's outstanding options within 15 days of the date of the change in control. For each cancelled option, a non-employee director will receive cash in the amount of, or common shares having a value equal to, the difference between the change in control price of a common share (calculated pursuant to the terms of the applicable plan) and the exercise price of the cancelled option.

     On November 5, 2002, the Company entered into a letter agreement with Patrick J. Norton, providing that from January 1, 2003 through December 31, 2005, Mr. Norton will remain an employee of the Company with limited duties, primarily acting as an advisor for the Scotts LawnService(R) business. Mr. Norton will receive an annual fee of $11,000 for his work as an advisor and will be eligible to receive options covering 4,500 common shares annually. As of December 31, 2005, Mr. Norton will be entitled to continue to participate in the Company's group medical and dental plans under the prevailing annual COBRA rates until Mr. Norton's 65th birthday on November 19, 2015. If Mr. Norton's employment is terminated by the Company other than for cause, Mr. Norton will be entitled to his options and benefits through December 31, 2005. In addition, so long as Mr. Norton remains on the Company's Board of Directors through 2005, he will be entitled to compensation of $30,000 each year and receive 5,500 options annually, in addition to his compensation as an advisor.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for the fiscal years ended September 30, 2003, 2002 and 2001, the cash compensation and other benefits paid or provided by the Company to the individual who served as Chief Executive Officer during the 2003 fiscal year, the four other most highly compensated executive officers of the Company, listed by title and one other individual who was not serving as an executive officer at the end of the 2003 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                            ---------------------------------
                                                                                AWARDS
                                                                            ---------------
                                                  ANNUAL COMPENSATION         SECURITIES          PAYOUTS
NAME AND PRINCIPAL POSITION           FISCAL   --------------------------     UNDERLYING      ---------------      ALL OTHER
DURING 2003 FISCAL YEAR                YEAR    SALARY($)(1)   BONUS($)(1)   OPTIONS/SARS(#)   LTIP PAYOUTS($)   COMPENSATION($)
---------------------------           ------   ------------   -----------   ---------------   ---------------   ---------------
James Hagedorn......................   2003      $616,705      $332,009         125,000(2)       $      0          $ 81,796(3)
  President, Chief Executive Officer   2002      $616,160      $577,774         125,000(4)       $      0          $ 32,237
  and Chairman of the Board(5)         2001      $519,826      $ 64,650          60,000(4)       $      0          $ 39,173

Robert F. Bernstock.................   2003      $162,333      $402,916(6)       50,000(2)       $      0          $ 10,212(3)
  Executive Vice President and         2002       n/a            n/a            n/a               n/a               n/a
  President, North America             2001       n/a            n/a            n/a               n/a               n/a

Michael P. Kelty, Ph.D..............   2003      $373,000      $135,812          24,000(2)       $      0          $ 42,679(3)
  Vice Chairman and                    2002      $366,000      $264,813          26,000(4)       $      0          $ 32,671
  Executive Vice President             2001      $325,207      $ 66,818          24,000(4)       $106,667(7)       $ 46,837

L. Robert Stohler...................   2003      $313,080(8)   $105,216(9)       30,000(10)      $      0          $372,833(3)
  Former Executive Vice                2002      $274,700      $163,237          20,000(4)       $      0          $ 18,352
  President, North America             2001      $265,200      $ 59,511          17,000(4)       $ 80,000(7)       $ 22,074

                                                                             LONG-TERM COMPENSATION
                                                                        ---------------------------------
                                                                            AWARDS
                                                                        ---------------
                                              ANNUAL COMPENSATION         SECURITIES          PAYOUTS
NAME AND PRINCIPAL POSITION       FISCAL   --------------------------     UNDERLYING      ---------------      ALL OTHER
DURING 2003 FISCAL YEAR            YEAR    SALARY($)(1)   BONUS($)(1)   OPTIONS/SARS(#)   LTIP PAYOUTS($)   COMPENSATION($)
---------------------------       ------   ------------   -----------   ---------------   ---------------   ---------------
Michel J. Farkouh...............   2003      $247,814      $161,241          20,000(4)       $      0          $      0
  Executive Vice President,        2002      $235,110      $210,915          20,000(4)       $      0          $      0
  International                    2001      $222,961      $ 20,111           8,000(4)       $ 60,000(7)       $      0

Christopher L. Nagel............   2003      $296,908      $101,707          14,000(4)       $      0          $ 26,348(3)
  Executive Vice President         2002      $233,550      $120,343          12,000(4)       $      0          $ 15,976
  and Chief Financial Officer      2001      $203,796      $ 11,947           9,000(4)       $ 46,667(7)       $ 15,768

---------------

 (1) Includes compensation which may be deferred under the RSP and the Executive Retirement Plan.

 (2) These amounts represent freestanding SARs granted under the 2003 Plan.

 (3) This amount represents aggregate contributions made by the Company to the RSP and the Executive Retirement Plan. For Dr. Kelty, this amount also includes transitional contributions in the aggregate amount of $7,966 for 2003 made by the Company to the RSP and the Executive Retirement Plan as a result of his participation in the Pension Plan and the Excess Benefit Plan as described below in "-- Pension Plans." For Mr. Stohler, this amount also includes $348,750 which will be paid to Mr. Stohler as severance payments under the terms of his letter agreement, dated November 21, 2002, as described below in "-- Employment Agreements and Termination of Employment and Change-in-Control Arrangements."

 (4) These numbers represent options granted under the 1996 Plan.

 (5) Mr. Hagedorn was named Chairman of the Board in January 2003, replacing Charles M. Berger, who retired. Mr. Hagedorn was named President and Chief Executive Officer of the Company in May 2001. He served as President and Chief Operating Officer of the Company from April 2000 to May 2001.

 (6) This amount includes $300,000 Mr. Bernstock received as a sign-on bonus.

 (7) Reflects payments made in December 2000 under the Scotts Millennium Growth Plan which was terminated in November 2000. This number represents a pro-rated payment based on the Company's cumulative earnings per share for the period from October 1, 1999 through September 30, 2000 and one-third the number of cash performance units originally granted to the named individual. The Compensation and Organization Committee determined that the Company's cumulative earnings per share for that period satisfied the threshold for payment of the maximum award. The number of cash performance units originally granted to Dr. Kelty, Mr. Stohler, Mr. Farkouh and Mr. Nagel were 1,600 units, 1,200 units, 900 units and 700 units, respectively.

 (8) This amount includes $75,000 which Mr. Stohler received as severance payments under the terms of his letter agreement, dated November 21, 2002, as described below in "-- Employment Agreements and Termination of Employment and Change-in-Control Arrangements."

 (9) This amount includes $41,250 which Mr. Stohler received as severance payments under the terms of his letter agreement, dated November 21, 2002, as described below in "-- Employment Agreements and Termination of Employment and Change-in-Control Arrangements."

(10) This number includes options covering 10,000 common shares granted under the 1996 Plan and freestanding SARs covering 20,000 common shares granted under the 2003 Plan.

OPTION/SAR GRANTS IN 2003 FISCAL YEAR

     The following table summarizes information concerning individual grants of options and freestanding SARs made during the 2003 fiscal year to each of the individuals named in the Summary Compensation Table.

                                                                                      POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF      % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                             SECURITIES     OPTIONS/SARS                                 STOCK PRICE APPRECIATION
                             UNDERLYING      GRANTED TO    EXERCISE OR                    FOR OPTION/SAR TERM(2)
                            OPTIONS/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------------
NAME                        GRANTED(#)(1)   FISCAL YEAR     ($/SHARE)       DATE          5%($)           10%($)
----                        -------------   ------------   -----------   ----------   -------------   --------------
James Hagedorn............   125,000(3)        19.43%        $50.50       1/29/13      $3,969,897      $10,060,499
Robert F. Bernstock.......    50,000(4)         7.77%        $48.88       5/31/13      $1,537,018      $ 3,895,107
Michael P. Kelty,
  Ph.D. ..................    24,000(3)         3.73%        $50.50       1/29/13      $  762,220      $ 1,931,616
L. Robert Stohler.........    10,000(5)         1.55%        $47.85       6/30/08      $  162,736      $   369,192
                              20,000(6)         3.11%        $50.50       6/30/08      $  279,044      $   616,615
Michel J. Farkouh.........    20,000(7)         3.11%        $50.50       1/29/13      $  635,184      $ 1,609,680
Christopher L. Nagel......    14,000(8)         2.18%        $47.85       11/6/12      $  421,297      $ 1,067,648

---------------

(1) In the event of a "change in control" (as defined in each of the 1996 Plan and the 2003 Plan), all freestanding SARs granted under the 2003 Plan will be deemed exercisable and liquidated in a single lump sum cash payment. Also, in the event of a change in control, each holder of options granted under the 1996 Plan will be permitted, in the holder's discretion, to surrender any option or portion thereof in exchange for either cash equal to the excess of the change in control price as defined below over the exercise price for such option or, in the discretion of the Compensation and Organization Committee, for whole common shares with a value equal to the excess of the change in control price over the exercise price of the option plus cash equal to the fair market value of any fractional common share. The Compensation and Organization Committee may allow the holder thereof to exercise any outstanding options by following the normal procedures for exercising options with 15 days of the date of the change in control. The above-described accelerated payments will not be made to the holder of options or SARs if the Compensation and Organization Committee determines, prior to the change in control and subject to requirements contained in each plan, that immediately after the change in control, the options or SARs will be honored or assumed, or new rights with substantially equivalent economic value substituted therefor, by the holder's new employer. The "change in control price" will be (1) the highest price per share offered in conjunction with the transaction resulting in the change in control or (2) in the event of a change in control not related to the transfer of stock, the highest closing price of a common share of the Company as reported on the New York Stock Exchange on any of the 30 consecutive trading days ending on the last trading day before the change in control occurs. In the event of termination of employment by reason of retirement, disability or death, the options and SARs may thereafter be exercised in full for a period of five years, subject to the stated terms of the options and SARs. The options and SARs are forfeited if the holder's employment is terminated for cause. If the employment of the holder of options or SARs is terminated for any reason other than retirement, disability, death or for cause, any vested options or SARs held at the date of termination may be exercised for a period of 90 days, subject to the stated terms of the options or SARs.

(2) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options and SARs are held until their respective expiration dates. Such dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of the Company's common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that the holders of the options and SARs will only realize value from the grants shown if the price of the Company's common shares appreciates, which benefits all shareholders commensurately.

(3) These SARs were granted on January 30, 2003 and will become exercisable on January 30, 2006.

(4) These SARs were granted on June 2, 2003 and will become exercisable on June 2, 2006.

(5) These options were granted on November 7, 2002 and became exercisable on Mr. Stohler's retirement date of June 30, 2003.

(6) These SARs were granted on January 30, 2003 and became exercisable on Mr. Stohler's retirement date of June 30, 2003.

(7) These options were granted on January 30, 2003 and will become exercisable on January 30, 2007.

(8) These options were granted on November 7, 2002 and will become exercisable on November 7, 2005.

OPTION EXERCISES IN 2003 FISCAL YEAR AND 2003 FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes information concerning options exercised during the 2003 fiscal year and unexercised options and SARs held as of the end of the 2003 fiscal year by each of the individuals named in the Summary Compensation Table.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS/SARS AT               OPTIONS/SARS AT
                               SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                         EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   -----------   -----------   -------------   -----------   -------------
James Hagedorn.............         0         n/a          320,000        310,000      $9,190,125     $3,835,750
Robert F. Bernstock........         0         n/a                0         50,000         n/a         $  291,000
Michael P. Kelty, Ph.D. ...    15,000      $  427,150       30,000         74,000      $  652,875     $1,071,100
L. Robert Stohler..........    58,000      $2,180,541      101,000              0      $1,685,950        n/a
Michel J. Farkouh..........         0         n/a                0         88,000         n/a         $1,377,600
Christopher L. Nagel.......     5,000      $  106,782        1,000         35,000      $   18,950     $  492,950

---------------

(1) "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is based upon the fair market value of the Company's common shares on September 30, 2003 ($54.70) less the exercise price of in-the-money options and SARs at the end of the 2003 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

     The Company has four equity compensation plans under which its common shares are authorized for issuance to directors, officers or employees in exchange for goods or services:

     - the 1992 Plan;

     - the 1996 Plan;

     - the 2003 Plan; and

     - the Executive Retirement Plan.

1992 PLAN, 1996 PLAN AND 2003 PLAN

     The following table shows for the 1992 Plan, the 1996 Plan and the 2003 Plan as a group the number of common shares issuable upon exercise of outstanding options and SARs and attributable to outstanding stock units, the weighted-average exercise price of outstanding options and SARs together with the weighted-average price of outstanding stock units, and the number of common shares remaining available for future issuance at September 30, 2003, excluding common shares issuable upon exercise of outstanding options and SARs and attributable to outstanding stock units. Each of the 1992 Plan, the 1996 Plan and the 2003 Plan has previously been approved by the Company's shareholders. The following table shows comparable information, as of September 30, 2003, for the Executive Retirement Plan. The Executive Retirement Plan has not been approved by the Company's shareholders.

                                                                                                    (C)
                                                                                           NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE FOR
                                                 (A)                       (B)             FUTURE ISSUANCE UNDER
                                      NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                       ISSUED UPON EXERCISE OF      EXERCISE PRICE OF        PLANS (EXCLUDING
                                         OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                            WARRANTS AND RIGHTS       WARRANTS AND RIGHTS          COLUMN (A))
-------------                         --------------------------   --------------------   -----------------------
Equity compensation plans approved
  by security holders...............          4,109,357(1)                $35.01(2)              1,532,218(3)
Equity compensation plans not
  approved by security holders......             38,463(4)                   n/a(5)                    n/a(6)
Total...............................          4,147,820                   $35.01(2)              1,532,218

---------------

(1) Includes 152,391 common shares issuable upon exercise of options granted under the 1992 Plan, 3,649,884 common shares issuable upon exercise of options granted under the 1996 Plan and 302,000 common shares issuable upon exercise of options and SARs granted under the 2003 Plan. Also includes 3,520 and 1,562 common shares attributable to stock units received by non-employee directors in lieu of their annual cash retainer and other fees payable to them for service as directors and held in their accounts under the 1996 Plan and the 2003 Plan, respectively. The terms of the stock units are described in this Proxy Statement under "PROPOSAL NUMBER 1 -- ELECTION OF DIRECTORS -- COMPENSATION OF DIRECTORS" at page 11.

(2) Represents weighted-average exercise price of outstanding options under the 1992 Plan and the 1996 Plan and outstanding SARs and options under the 2003 Plan together with weighted-average price of outstanding stock units under the 1996 Plan and the 2003 Plan.

(3) Includes 35,780 common shares remaining available for issuance under the 1996 Plan and 1,496,438 common shares remaining available for issuance under the 2003 Plan.

(4) Includes common shares attributable to participants' accounts relating to common share units under the Executive Retirement Plan. This number has been rounded to the nearest whole common share.

(5) The weighted-average price of the common shares attributable to participants' accounts relating to common share units under the Executive Retirement Plan is not readily calculable. Please see the description of the Executive Retirement Plan below.

(6) The terms of the Executive Retirement Plan do not provide for a specified limit on the number of common shares which may be attributable to participants' accounts relating to common share units. Please see the description of the Executive Retirement Plan below which addresses the manner in which the number of common share units attributable to a participant's account is determined. Common shares which may in the future be attributable to participants' accounts relating to common share units are not included. The Company maintains a Registration Statement on Form S-8 (Registration No. 333-72715) pursuant to which a total of 250,000 common shares are registered for issuance under the Executive Retirement Plan. No common shares had been issued under the Executive Retirement Plan as of September 30, 2003.

EXECUTIVE RETIREMENT PLAN

     The ERP is an unfunded non-qualified deferred compensation plan that allows certain of the Company's executive management and other highly compensated employees to defer compensation and to earn the Company-funded benefits that they could have deferred to and earned under the RSP but for Internal Revenue Code limits imposed on the RSP. The ERP also provides participants with the opportunity to defer all or any part of the amount awarded under the Company's Executive Annual Incentive Plan (the "Executive Incentive Plan") or any incentive compensation paid pursuant to an employment agreement. Subject to certain restrictions, participants may direct that amounts credited to them under the ERP be adjusted by reference to a Company stock fund or to one or more outside investment funds made available by the ERP's administrative committee. Outside investment funds do not include common shares. The amount credited to a participant in the Company stock fund is recorded as common share units, the number of which is determined by dividing the amount credited for the participant to the Company stock fund by the fair market value of common shares when the determination is made. The amount credited to a participant in an outside investment fund is recorded as outside investment fund units, the number of which is determined by dividing the amount credited for the participant to each outside investment fund by the market value of the outside investment fund when the determination is made. Distributions from the ERP generally begin when the participant terminates employment (although the participant may specify a different date) and normally are paid in either a lump sum or in annual installments over no more than ten years, whichever the participant has elected. Distributions from the Company stock fund always are made in the form of whole common shares equal to the number of whole common share units then credited to the participant and the value of fractional common share units is distributed in cash. Distributions from outside investment funds always are made in cash equal to the value of each outside investment unit then credited to the participant multiplied by the market value of those units. ERP participants are general unsecured creditors of the Company with respect to their interests in the ERP. The Company expects that the ERP will remain in effect indefinitely. However, the ERP's administrative committee may amend or terminate the ERP at any time.

PENSION PLANS

     The Company maintains a tax-qualified, non-contributory defined benefit pension plan (the "Pension Plan"). Eligibility for and accruals under the Pension Plan were frozen as of December 31, 1997.

     Monthly benefits under the Pension Plan upon normal retirement (age 65) are determined under the following formula:

        (a) (i) 1.5% of the individual's highest average annual compensation for 60 consecutive months during the ten-year period ending December 31, 1997; times

            (ii) years of benefit service through December 31, 1997; reduced by

        (b) (i) 1.25% of the individual's primary Social Security benefit (as of December 31, 1997); times

            (ii) years of benefit service through December 31, 1997.

     Compensation includes all earnings plus 401(k) contributions and salary reduction contributions for welfare benefits, but does not include earnings in connection with foreign service, the value of a company car or separation or other special allowances. An individual's primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account. The Pension Plan includes additional provisions for early retirement.

     Benefits under the Pension Plan are supplemented by benefits under The O.M. Scott & Sons Company Excess Benefit Plan (the "Excess Benefit Plan"). The Excess Benefit Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Benefit Plan provides additional benefits to participants in the Pension Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Internal Revenue Code. Under the Excess Benefit Plan, executive officers and certain key employees will receive, at the time and in the same form as benefits are paid under the Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Internal Revenue Code.

     The estimated annual benefits under the Pension Plan and the Excess Benefit Plan payable upon retirement at normal retirement age for each of the individuals named in the Summary Compensation Table are:

                                       YEARS OF BENEFIT SERVICE   TOTAL BENEFIT
                                       ------------------------   -------------
James Hagedorn.......................           9.9167             $25,028.52
Robert F. Bernstock..................              n/a                    n/a
Michael P. Kelty, Ph.D. .............             17.5             $57,551.40
L. Robert Stohler....................           1.0833             $ 2,911.92
Michel J. Farkouh....................              n/a                    n/a
Christopher L. Nagel.................              n/a                    n/a

     Associates participate in the RSP, formerly known as "The Scotts Company Profit Sharing and Savings Plan." The RSP, as amended and restated effective as of December 31, 1997, consolidated various defined contribution retirement plans in effect at the Company and its domestic subsidiaries. The RSP permits 401(k) contributions, employee after-tax contributions, Company matching contributions, Company retirement contributions, and, between 1998 and 2002 for participants whose benefits were frozen under the Pension Plan (including Dr. Kelty) and the Scotts-Sierra Horticultural Products Company Retirement Plan for Salaried Employees, certain transitional contributions based on age and service.

     Certain executive management and other highly paid employees, including the individuals named in the Summary Compensation Table, also participate in the ERP described under "-- EQUITY COMPENSATION PLAN INFORMATION -- EXECUTIVE RETIREMENT PLAN" at page 16.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with the transactions contemplated by the Merger Agreement, the Company entered into an employment agreement with Mr. James Hagedorn (the "Hagedorn Agreement"). The Hagedorn Agreement had an original term of three years, and is automatically renewed for an additional year each subsequent year, unless either party notifies the other party of his/its desire not to renew. The Hagedorn Agreement provides for a minimum annual base salary of $200,000 for Mr. Hagedorn and participation in the various benefit plans available to senior executive officers of the Company. In addition, pursuant to the Hagedorn Agreement, the Company granted to Mr. Hagedorn options to acquire 24,000 common shares. Upon certain types of termination of employment (e.g., a termination by the Company for any reason other than "cause" (as defined in the Hagedorn Agreement) or a termination by Mr. Hagedorn constituting "good reason" (also as defined)), he will become entitled to receive certain severance benefits including a payment equal to three times the sum of his base salary then in effect plus his highest annual bonus in any of the three preceding years. Upon termination of employment for any other reason, Mr. Hagedorn or his beneficiary will be entitled to receive all unpaid amounts of base salary and benefits under the executive benefit plans in which he participated. The Hagedorn Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Hagedorn from disclosing confidential information about the Company and from competing with the Company during his employment therewith and for an additional three years thereafter.

     The Company entered into a letter agreement with Robert F. Bernstock, effective June 1, 2003, relating to his employment as Executive Vice President and President, North America of the Company. If Mr. Bernstock's employment is terminated by the Company, other than for cause, within 18 months following a change in control of the Company (as defined in the 2003 Plan), he will be entitled to receive a lump sum payment within 90 days after termination equal to two times his base salary and two times his target incentive under the Executive Incentive Plan or any successor incentive compensation plan, in each case as in effect at the date of termination, and his SARs and other incentive equity-based awards will vest. In the event of termination of his employment by the Company prior to a change in control, other than for cause, the Company will pay Mr. Bernstock a lump sum within 90 days after termination equal to two times his then current base salary plus a pro-rated incentive payment under the Executive Incentive Plan or any successor incentive compensation plan then in effect for the applicable plan year in which the termination occurs. Mr. Bernstock was paid a one-time signing bonus of $300,000, with the condition that should he leave the Company for any reason, before completing 24 months of employment with the Company, he will repay the Company a pro-rata amount of the bonus based upon the number of months of employment he completed. In the event of his death, total disability or termination of employment by the Company without cause, the requirement to re-pay the bonus will be waived. He was also granted SARs covering 50,000 common shares as of June 1, 2003.

     The Compensation and Organization Committee of the Board of Directors of the Company has approved certain employment, severance and change in control terms applicable to Michael P. Kelty, Ph.D. and Christopher L. Nagel. Pursuant to these terms, if the employment of either of these executive officers is terminated by the Company, other than for cause, within 18 months following a change in control of the Company (as defined in each of the 1996 Plan and the 2003 Plan), such executive officer will be entitled to receive a lump sum payment within 90 days after termination equal to two times the executive officer's base salary plus two times the executive officer's target incentive under the Executive Incentive Plan or any successor incentive compensation plan, in each case as in effect at the date of termination. If the employment of either of these executive officers is terminated by the Company prior to a change in control, other than for cause, such executive officer will be entitled to receive two times the executive officer's base salary in effect at the date of termination in a lump sum within 90 days after termination.

     L. Robert Stohler entered into a letter agreement with the Company, dated November 21, 2002, under which Mr. Stohler continued as Executive Vice President, North America until June 30, 2003. Following termination of his employment, Mr. Stohler is to receive an aggregate amount, payable in 12 equal monthly installments, equal to his last annual base salary plus his target incentive under the Executive Incentive Plan in effect at the termination date, less any required tax withholdings. Commencing with his termination date, Mr. Stohler is entitled to receive 12 months of medical and dental coverage at the expense of the Company, and on the date of the last monthly severance payment, the Company will make a lump sum payment equal to the COBRA premium for group medical and dental coverage through his 65th birthday, grossed up for taxes. After Mr. Stohler reaches age 65, he will be entitled to participate in the Scotts' Retiree (Medical) Plan. In addition, options covering 10,000 common shares were granted to Mr. Stohler on November 7, 2002 and SARs covering 20,000 common shares were granted to him on January 30, 2003, as contemplated by the letter agreement. Since Mr. Stohler is considered to have retired, all of his outstanding options and SARs have vested and may be exercised in accordance with the terms of the Company's 1996 and 2003 Plans. If Mr. Stohler dies or becomes totally disabled before the monthly severance payments described above are due, in each case before June 30, 2004, those monthly payments will be made to Mr. Stohler or his estate or beneficiaries, as appropriate, within 90 days of his death or total disability. The Company also paid the balance of Mr. Stohler's Ohio apartment lease at a rental rate of $1,020 per month from June 30, 2003 through the lease's termination on October 31, 2003.

     Mr. Farkouh, pursuant to a letter agreement with the Company dated October 10, 2001, is entitled to receive a lump sum payment equal to two times his base salary plus two times his target incentive under the Executive Incentive Plan or any successor incentive compensation plan then in effect in the event of a change in control or termination of his employment by the Company for any reason other than for cause.

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE ON EXECUTIVE COMPENSATION FOR THE 2003 FISCAL YEAR

ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE

     The Compensation and Organization Committee is made up of five members of the Board of Directors, each of whom is "independent" as that term is defined in the corporate governance rules of the New York Stock Exchange, Inc. (the "NYSE") as codified in Section 303A of the NYSE Listed Company Manual and any other standards of independence as may be prescribed by law or regulation in respect of the duties undertaken by the Compensation and Organization Committee. The Compensation and Organization Committee reviews the Company's corporate organizational structure, succession planning, ongoing functions and performance of the executive officers and other key management. The Compensation and Organization Committee is responsible for reviewing and making recommendations to the Board regarding incentive-compensation plans and equity-based plans in accordance with the then applicable rules and regulations of the SEC and the NYSE. It is also responsible for administering each of the Company's incentive-compensation plans, equity-based plans and any other plans that require the Compensation and Organization Committee to administer, or that applicable laws or regulations require the Compensation and Organization Committee to administer, such plans.

     The Compensation and Organization Committee reviews and approves (either on its own or together with the other independent directors, as directed by the Board of Directors) the general compensation policies applicable to the CEO and reviews and makes recommendations to the Board of Directors regarding the general compensation policies applicable the other executive officers of the Company and other key management employees of the Company. The Compensation and Organization Committee reviews and approves Company goals and objectives relevant to the CEO's compensation, evaluating the CEO's performance in light of those goals and objectives, and approves (either on its own or together with the other independent directors, as directed by the Board) the CEO's compensation based on this evaluation. The Compensation and Organization Committee reviews and makes recommendations to the Board of Directors regarding promotion, benefits and compensation for the non-CEO executive officers and other key management employees.

     In reaching compensation decisions, the Compensation and Organization Committee reviews information from a variety of sources, which include proxy statement surveys and industry surveys. In addition, the Compensation and Organization Committee has retained external compensation consultants and legal counsel.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The Compensation and Organization Committee's primary objective is the establishment of compensation programs for the Company's executive officers who are in a position to maximize long-term shareholder value. The executive compensation program is designed with a performance orientation, with a large portion of executive compensation being "at risk." In pursuing this objective, the Compensation and Organization Committee believes that the Company's executive compensation program must:

     - Emphasize pay for performance, motivating both long-term and short-term performance for the benefit of the Company's shareholders;

     - Place greater emphasis on variable incentive compensation versus fixed or base pay;

     - Through its incentive plans, encourage and reward decision-making that emphasizes long-term shareholder value;

     - Provide a total compensation program competitive with those companies with which the Company competes for top management talent on a global basis; and

     - Ensure the Company's continued growth and performance by attracting, retaining and motivating talented executives and employees necessary to meet the Company's strategic goals.

     The Compensation and Organization Committee sets compensation levels which are designed to be competitive with a comparison group of consumer products companies of similar size and complexity (the "Comparison Group"). This comparative data may not include the compensation paid by all of the companies that are included in the S&P 500 Household Index, which is used for comparative purposes in the performance graph on page 24. Base salary and annual incentive opportunities are targeted at the median of the Comparison Group companies, while long-term incentives are targeted at the 50th percentile. The Company's competitive compensation structure has enabled it to attract and retain executives who, as key members of the top management team, have been instrumental in improving the performance of the Company.

     The Compensation and Organization Committee does not have a policy that requires the Company's executive compensation programs to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The design and administration of the 1996 Plan and the 2003 Plan are intended to qualify any compensation attributable to participation thereunder as performance-based compensation. In all cases, the Compensation and Organization Committee will continue to carefully consider the net cost and value to the shareholders of the Company's compensation policies.

OVERVIEW OF EXECUTIVE COMPENSATION AND 2003 FISCAL YEAR COMPENSATION AND ORGANIZATION COMMITTEE ACTIONS

     The Company's executive compensation program presently consists of three principal components:

     - Base salary;

     - Stock option and incentive equity-based plans; and

     - Executive Incentive Plan.

     BASE SALARY

     The base salaries of the Company's executive officers and subsequent adjustments to those base salaries are determined considering the following factors: (1) the strategic importance to the Company of the executive officer's job function; (2) the individual's performance in his or her position; (3) the individual's potential to make a significant contribution to the Company in the future; and (4) a comparison of industry compensation practices. The Compensation and Organization Committee believes that all of these factors are important and the weighting of each factor varies from individual to individual.

     STOCK OPTION AND INCENTIVE EQUITY-BASED PLANS

     For the 2003 fiscal year, the Compensation and Organization Committee targeted the long-term incentive equity awards for executive officers at the 50th percentile of total long-term incentive pay at Comparison Group companies. The Compensation and Organization Committee uses the Black-Scholes method to calculate the long-term incentive value of options and SARs to be granted and uses the Comparison Group companies as a benchmark.

     For the 2003 fiscal year, the Compensation and Organization Committee targeted grants under the 2003 Plan at a level that was to achieve the desired long-term incentive target. The Compensation and Organization Committee has adjusted grants of options and SARs from such target for certain recipients based on corporate or individual performance.

     The 2003 Plan enables the Compensation and Organization Committee to grant both incentive stock options and non-qualified stock options although no incentive stock options have been granted to date. SARs and non-qualified stock options granted typically have a three-year cliff vesting provision; however, this provision is sometimes modified for grants made to associates outside of North America.

     EXECUTIVE INCENTIVE PLAN

     All executive officers are eligible to participate in the Executive Incentive Plan, which provides annual incentive compensation opportunities based on various performance measures related to the financial performance of the Company for the fiscal year.

     The Compensation and Organization Committee oversees the operation of the Executive Incentive Plan. Its members are responsible for evaluating and approving the plan's design as well as the targets and objectives to be met by the Company and its executive officers and the amount of incentive payable for specified levels of attainment of those targets and objectives. At the end of each fiscal year, the Compensation and Organization Committee determines the extent to which the targets and objectives have been met and awards incentive payments accordingly.

     For Corporate Officers

     For the 2003 fiscal year, incentives for executive officers in the corporate group were based on five performance measures. These measures were:

     - Net Income

          - Corporate net income before significant non-recurring items

     - Net Sales Growth

          - Sales goals established for the Company on a consolidated basis

     - ROIC (After-Tax Return on Invested Capital) -- corporate

          - EBITA for the Company on a consolidated basis (LOGO) (1 -- tax rate) divided by the Average Invested Capital (total assets + accumulated amortization of intangibles less liabilities excluding debt + accumulated restructuring charges)

     - Free Cash Flow

          - Cash flow from operations less capital expenditures and acquisition spending

     - Customer Service -- corporate (composite goal)

          - Product Fill Rate percent (% of orders filled on first delivery)

          - All-In Fill Rate percent (% calculated dollar fill based on potential)

     For Business Group Officers

     For the 2003 fiscal year, incentives for executive officers in each business group were based on five performance measures. These measures were:

     - EBITA for the business group

          - Earnings Before Interest, Taxes and Amortization

     - Net Sales Growth -- group

          - Sales goals established for the business group

     - ROIC (After-Tax Return on Invested Capital) -- group

          - EBITA for the business group (LOGO) (1 -- tax rate) divided by the Average Invested Capital (total assets + accumulated amortization of intangibles less liabilities excluding debt + accumulated restructuring charges)

     - Free Cash Flow

          - Cash flow from operations less capital expenditures and acquisition spending

     - Customer Service -- group (composite goal)

          - Product Fill Rate percent (% of orders filled on first delivery)

          - All-In Fill Rate percent (% calculated dollar fill based on potential)

     These measures are weighted for each individual participant and the sum of the measures is multiplied by earnings to reinforce the importance of net income. The Executive Incentive Plan includes a funding trigger below which no payments are made to any participant. This funding trigger is based on achieving prior year consolidated net income.

COMPENSATION OF THE CEO

     The Compensation and Organization Committee, in conjunction with the CEO, establishes the annual goals and objectives relevant to the CEO's compensation. The Compensation and Organization Committee evaluates the CEO's performance against these goals and objectives annually in executive session.

     The Company's executive compensation program is designed with a performance orientation, with a large portion of executive compensation being "at risk." Consistent with the overall goal of the executive compensation program, Mr. Hagedorn's annual base salary was set below the median level at $600,000. Mr. Hagedorn, was granted a slightly above median stock appreciation right award of 125,000 as of January 30, 2003. Mr. Hagedorn's target incentive opportunity under the Executive Incentive Plan was increased to 80% from 70% of his salary for the 2003 fiscal year. In Mr. Hagedorn's position, 100% of his target incentive opportunity is directly attributable to attainment of corporate performance goals. The measures used to determine Mr. Hagedorn's incentive compensation are the same as for all corporate officers described above. Mr. Hagedorn's overall compensation package is set at the median of the Comparison Group and is structured in a way to provide significant rewards when the Company exceeds its performance goals.

     In consideration of the Company's performance, which was 69.2% of target, Mr. Hagedorn received an incentive payment of $332,009 for the 2003 fiscal year.

SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE COMPANY:

                                          JOSEPH P. FLANNERY, CHAIRMAN
                                          LYNN J. BEASLEY
                                          ARNOLD W. DONALD
                                          ALBERT E. HARRIS
                                          JOHN M. SULLIVAN

PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the Company's common shares at the end and the beginning of the measurement period; by (ii) the price of the Company's common shares at the beginning of the measurement period) against the cumulative return of (a) Standard & Poor's 500 Household Products Index ("S&P 500 Household Index"); and (b) the Russell 2000 Index (the "Russell 2000"); each for the period from September 30, 1998 to September 30, 2003. The comparison assumes $100 was invested on September 30, 1998 in the Company's common shares and in each of the foregoing indices and assumes reinvestment of dividends.

                       [TOTAL SHAREHOLDER RETURNS GRAPH]

                                       9/98      9/99      9/00      9/01      9/02      9/03
                                      -------   -------   -------   -------   -------   -------
              The Scotts Company      $100.00   $113.06   $109.39   $111.35   $136.13   $178.61
              S&P 500 Household
                Products              $100.00   $128.71   $109.51   $123.64   $139.33   $145.23
              Russell 2000 Index      $100.00   $117.52   $143.40   $111.35   $ 99.64   $134.13

                            AUDIT COMMITTEE MATTERS

     In accordance with the SEC's regulations, the Audit Committee has issued the following report:

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003

ROLE OF THE AUDIT COMMITTEE, INDEPENDENT AUDITORS AND MANAGEMENT

     The Audit Committee consists of three directors who qualify as independent under the applicable sections of the New York Stock Exchange's Listed Company Manual and Rule 10A-3 under the Exchange Act, and operates under a written charter adopted by the Board of Directors. The Audit Committee selects the Company's independent auditors. PricewaterhouseCoopers LLP was selected as the Company's independent auditors for the 2003 fiscal year.

     Management has the responsibility for the consolidated financial statements and the accounting and financial reporting processes, including the establishment and maintenance of adequate internal control over financial reporting for the Company. The Company's independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing their report thereon. The Audit Committee's responsibility is to provide independent, objective oversight of these processes.

     Pursuant to this responsibility, the Audit Committee met with management and the independent auditors throughout the year. The Audit Committee reviewed the audit plan and scope with the independent auditors, and discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified. The Audit Committee also met with the independent auditors, without management present, to discuss the results of their audit work, their evaluation of the Company's system of internal control over financial reporting and the quality of the Company's financial reporting.

     In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified.

MANAGEMENT'S REPRESENTATIONS AND AUDIT COMMITTEE RECOMMENDATIONS

     Management has represented to the Audit Committee that the Company's audited consolidated financial statements as of and for the year ended September 30, 2003, were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. Based on the Audit Committee's discussions with management and the independent auditors and its review of the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2003 to be filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY:

                                          JOHN M. SULLIVAN, CHAIRMAN
                                          GORDON F. BRUNNER
                                          STEPHANIE M. SHERN

AUDIT COMMITTEE MEMBER SERVING ON MORE THAN THREE AUDIT COMMITTEES

     Stephanie M. Shern is a member of the Company's Audit Committee and currently serves on the audit committees of three other public companies. The Board of Directors has reviewed, considered and discussed whether Ms. Shern's simultaneous service on the audit committees of three other public companies impairs her ability to effectively serve on the Company's Audit Committee. The Board affirmatively determined that Ms. Shern's simultaneous service on the audit committees of three other public companies does not impair her ability to effectively serve on the Company's Audit Committee.

FEES OF INDEPENDENT AUDITORS

AUDIT FEES

     The aggregate audit fees for the 2003 fiscal year and the 2002 fiscal year were approximately $1,403,000 and $1,518,000, respectively. These amounts include fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements, as well as fees related to consents and reports related to statutory audits.

AUDIT-RELATED FEES

     The aggregate fees for audit-related services rendered by PricewaterhouseCoopers LLP for the 2003 fiscal year and the 2002 fiscal year were approximately $567,000 and $56,000, respectively. The fees under this category relate to internal control review projects, a comfort letter in connection with a Rule 144A debt offering, audits of employee benefit plans and due diligence related to acquisitions.

TAX FEES

     The aggregate fees for tax services rendered by PricewaterhouseCoopers LLP for the 2003 fiscal year and the 2002 fiscal year were approximately $145,000 and $168,000, respectively. Tax fees relate to tax compliance and advisory services and assistance with tax audits.

ALL OTHER FEES

     The aggregate fees for all other services rendered by PricewaterhouseCoopers LLP for the 2003 fiscal year and the 2002 fiscal year were approximately $89,000 and $48,000, respectively. These fees relate to general consulting services and projects related to corporate compliance.

     None of the services described under the headings "-- AUDIT-RELATED FEES", '-- TAX FEES" or "-- ALL OTHER FEES" above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01(c)(7)(i)(C).

     The Audit Committee's "Polices and Procedures Regarding Approval of Services Provided by the Independent Auditor" are set forth below.

                               THE SCOTTS COMPANY
                              THE AUDIT COMMITTEE
                       POLICIES AND PROCEDURES REGARDING
            APPROVAL OF SERVICES PROVIDED BY THE INDEPENDENT AUDITOR

PURPOSE AND APPLICABILITY

     We recognize the importance of maintaining the independent and objective viewpoint of our independent auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent auditors.

     The Scotts Company (together with its consolidated subsidiaries, the "Company") recognizes that the independent auditors possess a unique knowledge of the Company and, as a worldwide firm, can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent auditors to perform audit and nonaudit services.

POLICY STATEMENT

     All services provided by the independent auditors, both audit and nonaudit, must be pre-approved by the Audit Committee or a designated member of the Audit Committee ("Designated Member"). Pre-approval may be of classes of permitted services, such as "audit services," "merger and acquisition due diligence services" or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

     - Audits of the Company's financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

     - Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

     - Employee benefit plan audits.

     - Tax compliance and related support for any tax returns filed by the Company.

     - Tax planning and support.

     - Merger and acquisition due diligence services.

     - Internal control reviews.

     The Audit Committee may choose to establish fee thresholds for pre-approved services, for example: "merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee."

     The Audit Committee may delegate to a Designated Member, who must be independent as defined under the rules and listing standards of the New York Stock Exchange, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent auditors. The decisions of a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

     All fees (audit, audit related, tax and other) paid to the independent auditors will be disclosed in the Company's annual proxy statement in accordance with applicable SEC rules.

PROHIBITED SERVICES

     The Company may not engage the independent auditors to provide the nonaudit services described below.

      1. BOOKKEEPING OR OTHER SERVICES RELATED TO THE ACCOUNTING RECORDS OR FINANCIAL STATEMENTS OF THE COMPANY. The independent auditor cannot maintain or prepare the Company's accounting records, prepare the Company's financial statements that are filed with the SEC, or prepare or originate source data underlying the Company's financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

      2. FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. The independent auditor cannot directly or indirectly operate, or supervise the operation of, the Company's information system, manage the Company's local area network, or design or implement a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

      3. APPRAISAL OR VALUATION SERVICES, FAIRNESS OPINIONS OR CONTRIBUTION-IN-KIND REPORTS. The independent auditor cannot provide any appraisal service, valuation service, or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

      4. ACTUARIAL SERVICES. The independent auditor cannot provide any actuarially oriented advisory services involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

      5. INTERNAL AUDIT OUTSOURCING SERVICES. The independent auditor cannot provide any internal audit service to the Company that relates to the Company's internal accounting records, financial systems, or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

      6. MANAGEMENT FUNCTIONS. Neither the independent auditor, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

      7. HUMAN RESOURCES. The independent auditor cannot (A) search for or seek out prospective candidates for Company managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company's behalf, such as determining position, status or title, compensation, fringe benefits, or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent auditor may, upon request by the Company, interview candidates and advise the Company on the candidate's competence for financial accounting, administrative or control positions).

      8.  BROKER-DEALER, INVESTMENT ADVISER, OR INVESTMENT BANKING
          SERVICES. The independent auditor cannot act as a broker-dealer, promoter, or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the Company's investments, execute a transaction to buy or sell a Company investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

      9. LEGAL SERVICES. The independent auditor cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

     10. EXPERT SERVICES UNRELATED TO THE AUDIT. The independent auditor cannot provide an expert opinion or other expert service for the Company, or the Company's legal representative, for the purpose of advocating the Company's interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or administrative proceeding or investigation, the independent auditor may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent auditor to the Company.

     Non-prohibited services shall be deemed permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

AUDIT COMMITTEE REVIEW OF SERVICES

     At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

     - A report summarizing the services, or grouping of related services, provided by the independent auditors to the Company and associated fees.

     - A listing of newly pre-approved services since the Audit Committee's last regularly scheduled meeting.

     - An updated projection for the current fiscal year, presented in a manner consistent with required proxy disclosure requirements, of the estimated annual fees to be paid to the independent auditors.

                              INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors of the Company has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the 2004 fiscal year. PricewaterhouseCoopers LLP, a certified public accounting firm, has served as the Company's independent auditors since 1986.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he/she may desire.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Paul Hagedorn, who, along with his brother, James Hagedorn, and his sister, Katherine Hagedorn Littlefield, is a general partner of the Hagedorn Partnership, is employed by the Company as a graphics design specialist. During the 2003 fiscal year, Paul Hagedorn received salary and bonus totaling $76,326 and employment benefits and reimbursement for travel expenses consistent with those offered to other associates of the Company.

     James Hagedorn is the President and Treasurer and owns 83% of the shares of Hagedorn Aviation Inc., a company which owns the aircraft used for certain business travel by James Hagedorn and, on occasion, certain other members of senior management of the Company. His father, Horace Hagedorn, is the Vice President of Hagedorn Aviation Inc. and owns the remaining 17% equity interest. The Company pays charges by Hagedorn Aviation Inc. for flight time at the rate of $150 per hour of flight. The charges cover the cost to operate and maintain the aircraft. During the 2003 fiscal year, the Company paid a total of approximately $12,000 to Hagedorn Aviation Inc. for such service, which constituted more than five percent of Hagedorn Aviation Inc.'s consolidated gross revenues for its last full fiscal year.

     The Company subleases a portion of a building to the Hagedorn Partnership at a rent of $1,437 per month plus payment for communication services. The Hagedorn Partnership provides personnel, equipment and supplies to support the Company's activities at that office. Under these arrangements, during the 2003 fiscal year, the Company paid $78,880 to the Hagedorn Partnership and was paid $41,915.

                 SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than August 17, 2004, to be included in the Company's proxy, notice of meeting and proxy statement relating to that meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable rules and regulations promulgated by the SEC.

     The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2005 Annual Meeting of Shareholders and does not notify the Secretary of the Company of the proposal by October 31, 2004, the proxies solicited by the Board of Directors for use at the 2005 Annual Meeting may be voted on the proposal, without discussion of the proposal in the Company's proxy statement for that Annual Meeting.

     In each case, written notice must be given to the Company's Secretary, at the following address: The Scotts Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Secretary.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action at the Annual Meeting other than that discussed in this Proxy Statement. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

                           ANNUAL REPORT ON FORM 10-K

     Audited consolidated financial statements for the Company and its subsidiaries for the 2003 fiscal year are included in the Company's 2003 Annual Report which is being delivered with this Proxy Statement. Additional copies of the Company's 2003 Annual Report and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company's Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Form 10-K is also on file with the SEC, Washington, D.C. 20549.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Only one copy of the Company's Proxy Statement and 2003 Annual Report is being delivered to multiple registered shareholders who share an address unless the Company has received contrary instructions from one or more of the registered shareholders. A separate proxy card is being included for each account at the shared address. The Company will promptly deliver, upon written or oral request, a separate copy of each of these documents to a registered shareholder at a shared address to which a single copy of the documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011 to (A) request additional copies of the Company's Proxy Statement and 2003 Annual Report, (B) notify the Company that such registered shareholder wishes to receive a separate annual report and proxy statement in the future or (C) request delivery of a single copy of annual reports and proxy statements in the future if registered shareholders at the shared address are currently receiving multiple copies.

     Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more "street name" accounts under which you beneficially own common shares, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Company's Proxy Statement or 2003 Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

                                          By Order of the Board of Directors,

                                          /s/ James Hagedorn
                                          JAMES HAGEDORN
                                          President, Chief Executive Officer
                                          and Chairman of the Board

                                                                      APPENDIX I

                               THE SCOTTS COMPANY

                            AUDIT COMMITTEE CHARTER

                                   ARTICLE I
                                    PURPOSE

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of The Scotts Company (the "Company") is appointed by the Board to: (1) oversee the accounting and financial reporting processes of the Company, (2) oversee the audits of the financial statements of the Company, (3) appoint, compensate and oversee the Company's independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work ("External Auditor"), and (4) assist the Board in its oversight of:

     - the integrity of the Company's financial statements;

     - the Company's compliance with applicable laws, rules and regulations, including applicable rules of the New York Stock Exchange (collectively, "Applicable Rules"); and

     - the performance of the Company's internal audit function.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, such duties being the responsibility of management (the financial statements) and the External Auditor (the audits).

                                   ARTICLE II
                                  ASSESSMENTS

     The Committee shall review and reassess the adequacy of this Charter and evaluate the Committee's performance no less frequently than annually. The Committee shall make any recommendations arising out of such review, reassessment and evaluation to the Board.

                                  ARTICLE III
                                  COMPOSITION

     1. The Committee shall consist of at least three directors, all of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management, as determined annually on the recommendation of the Governance and Nominating Committee.

     2. Each Committee member shall be financially literate as required by Applicable Rules or must become financially literate within a reasonable time after his or her appointment to the Committee.

     3. At least one Committee member must be a financial expert and must have accounting or related financial management expertise each as defined by Applicable Rules.

     4. If a Committee member serves on the audit committee of more than two other public companies, such member shall promptly inform the Committee and the Governance and Nominating, and the Governance and Nominating Committee shall recommend to the Board, and the Board shall determine, whether such simultaneous service would impair the ability of such member to effectively serve on the Committee.

     5. The Company shall disclose Board determinations in respect of the independence of the Committee members in the Company's proxy statement for the Company's annual meeting.

     6. The Committee shall be nominated by the Governance and Nominating Committee and appointed by the Board. One Committee member shall be nominated by the Governance and Nominating Committee and designated by the Board as the Chairman of the Committee.

     7. Following a recommendation by the Governance and Nominating Committee, a majority of the members of the Board who are independent under the Applicable Rules may remove a Committee member at any time.

     8. The Committee shall meet at least four times per year and shall make regular reports to the Board on the Committee's activities. To the extent permitted by the Company's Articles and Code of Regulations, the Committee may also take action by unanimous written consent.

                                   ARTICLE IV
                                    ADVISORS

     The Committee shall have the authority to engage and compensate independent counsel and other advisors, as it determines necessary to carry out its duties, and may, as appropriate, obtain outside advice and assistance from legal, accounting and other advisors. The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of compensation to the External Auditor employed by the Company for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee, and payment of ordinary administrative expenses of the Company.

                                   ARTICLE V
                         AUTHORITY AND SPECIFIC DUTIES

EXTERNAL AUDITOR RETENTION AND OVERSIGHT

     1. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the External Auditor. The Committee shall have the sole authority to retain and replace the External Auditor. The External Auditor shall not be permitted to render any services to the Company unless the terms of, and the fees to be paid for, such services, whether audit services or otherwise, have been approved by the Committee as provided for under paragraphs 4, 5 and 6 below. The External Auditor shall report directly to the Committee.

     2. The Committee shall obtain annually from the External Auditor a written list of all of their relationships with and professional services provided to the Company and its related entities, as required by Independent Standards Board Standard No. 1, Independence Discussions with Committees, other applicable standards and Applicable Rules, and review no less frequently than annually a report from the External Auditor regarding (a) the External Auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the External Auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the External Auditor, and any steps taken to deal with any such issues, and
(c) (to assess the External Auditor's independence) all relationships between the External Auditor and the Company.

     3. The Committee shall evaluate the qualifications, performance and independence of the External Auditor and the senior members of the External Auditor team, taking into account (a) the opinions of management and the Company's internal auditors, (b) an assessment of whether the External Auditor's quality controls are adequate, and (c) an assessment of whether the provision of non-audit services, if any, is compatible with maintaining the External Auditor's independence. The Committee shall assure the regular rotation of the lead audit partner of the External Auditor as required by Applicable Rules and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Committee shall take such additional actions as it deems necessary to satisfy itself of the qualifications, performance and independence of the External Auditor.

     4. The Committee shall, and shall have sole authority to, pre-approve (a) all audit services, which may entail providing comfort letters in connection with securities underwritings, and (b) non-audit services, which means any professional services provided to the Company by the External Auditor other than those provided to the Company in connection with an audit or a review of the financial statements of the Company.

     5. The Committee may satisfy its pre-approval duties under Paragraph 4 above by delegating pre-approval authority to one or more members of the Committee pursuant to procedures that are detailed as to the particular service. A pre-approval granted pursuant to the preceding sentence shall be reported to the Committee at the next Committee meeting following such pre-approval.

     6. The pre-approval requirements of Paragraphs 4 and 5 are waived with respect to External Auditor services other than audit, review or attest services, if (a) the aggregate amount of all such services constitutes no more than five percent of the total amount of revenues paid by the Company to the External Auditor during the Company's fiscal year in which the services are provided; (b) such services are not recognized by the Company at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or the person or persons to whom pre-approval authority has been delegated under Paragraph 5 above.

     7. The Company must disclose the following in each of the Company's proxy statements: (a) the Committee's pre-approval policies and procedures, (b) the percentage of the total fees paid to the External Auditor where the de minimis exception described in Paragraph 6 above was used, and (c) the amount of audit fees, audit-related fees, tax fees and all other fees paid by the Company to the External Auditor for the two most recently completed fiscal years.

     8. Upon the commencement of the operations of the Public Company Accounting Oversight Board established under Section 101 of the Sarbanes-Oxley Act of 2002 (the "Oversight Board"), the Committee shall be responsible for overseeing compliance by the Company and the External Auditor with the requirements imposed by the Oversight Board. The Committee shall obtain assurances from the External Auditor that the auditor has complied with Section 10A of the Securities Exchange Act of 1934, the rules and policies of the Oversight Board and all other Applicable Rules.

     9. The Committee shall set clear hiring policies for employees or former employees of the External Auditor.

INDEPENDENT AUDIT

     10. The Committee shall review with the External Auditor, and approve, prior to the beginning of their audit, the scope of the External Auditor's examination. The Committee's review should include an explanation from the External Auditor of the factors considered by the auditors in determining the audit scope, including the major risk factors.

     11. The Committee shall inquire about the extent to which external accountants other than the principal External Auditor are used and understand the rationale for using them and the extent of the review of their work to be performed by the principal External Auditor.

     12. The Committee shall on a timely basis obtain and review reports from the External Auditor relating to the performance of the audit in accordance with Applicable Rules.

     13. The Committee shall discuss with the External Auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     14. The Committee shall review with the External Auditor any audit problems or difficulties and management's response, including without limitation whether there were any restrictions on the scope of the External Auditor's activities or on access to requested information and any significant disagreements with management. As considered appropriate by the Committee, the review may include a review of any accounting adjustments that were noted or proposed by the External Auditor but were passed on by the

Company as immaterial or otherwise, and discuss with the External Auditor any issues on which the national office of the External Auditor was consulted by the External Auditor team respecting auditing or accounting issues arising in connection with the External Auditor's provision of services to the Company. The Committee shall review all material written communications between the External Auditor and management that are delivered to the Committee, including, without limitation, any management or internal control letter issued, or proposed to be issued, by the External Auditor to the Company. The Committee shall be responsible for resolving disagreements between management and the External Auditor regarding financial reporting.

DISCLOSURE AND FINANCIAL REPORTING

     15. The Committee shall review and discuss with management and the External Auditor the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under the section "Management's Discussion and Analysis of Financial Condition and Results of Operation", and the Committee shall recommend whether the annual audited financial statements should be included in the Company's annual report on Form 10-K.

     16. The Committee shall review management's internal control report prior to its inclusion in the annual report on Form 10-K.

     17. The Committee shall prepare the report required by the SEC's proxy rules to be included in the Company's annual proxy statement, or, if the Company does not file a proxy statement, in the Company's annual report to be filed on Form 10-K with the SEC.

     18. The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, in accordance with Applicable Rules.

OTHER MATTERS THE COMMITTEE SHALL SPECIFICALLY ADDRESS

     19. The Committee shall discuss with management and the External Auditor the significant financial reporting and disclosure items emphasized by the Applicable Rules, including, for example:

     - Critical accounting policies;

     - Liquidity;

     - Special purpose entities and off-balance sheet transactions; and

     - Related party transactions.

     20. The Committee shall review the following matters related to the Company's financial reporting process:

     - Whether there were any significant financial reporting issues discussed during the period and, if so, how they were resolved and whether a second opinion was sought;

     - Major issues regarding accounting principles and financial statement presentations;

     - The nature of any material correcting adjustments identified by the External Auditor;

     - The use of pro-forma figures in any filings with the SEC or other public disclosure, release or pre-release;

     - The methods used to account for significant unusual transactions;

     - The substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements;

     - Reports from the External Auditor regarding alternative treatments of financial information within generally accepted accounting principles that the External Auditor has discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor; and

     - The effect of regulatory and accounting initiatives on the financial statements of the Company.

     21. The Committee shall take the following actions regarding legal and regulatory compliance:

     - Review and discuss the effect of regulatory and accounting initiatives with management and the External Auditor; and

     - Review and discuss the Company's compliance with legal and regulatory requirements with management and the External Auditor.

     22. At least annually, the Committee shall discuss with management, including the risk manager, policies with respect to risk assessment and risk management, including guidelines and policies governing the process by which risk management is handled, the Company's major financial risk exposure and the steps management has taken to monitor and control such exposures.

     23. The Company shall review and discuss with management and the Company's lawyers any risk factor disclosure of the Company prior to its disclosure.

OVERSIGHT OF INTERNAL AUDIT FUNCTION

     24. The Company's internal auditors shall receive instructions from the Chief Financial Officer of the Company. The Committee shall discuss with management, the internal auditors and the External Auditor the internal audit function, the adequacy and scope of the annual internal audit plan, budget and staffing and any recommended material changes in the planned scope of the internal audit function. The internal auditors may at any time, at their option or on the direction of the Committee, report on any matter directly to the Committee. The Committee has the authority to meet privately with any and all internal audit staff at any time, or from time to time, at the Committee's sole discretion.

     25. The Committee shall periodically review the work and performance of the internal audit function.

OVERSIGHT OF INTERNAL CONTROLS

     26. The Committee shall review on an annual basis the adequacy of internal controls, steps adopted in light of material control deficiencies and significant internal control recommendations identified through the internal or external audit process and ensure that appropriate corrective actions are instituted.

     27. The Committee shall review and discuss with management and the External Auditor the assessment of internal controls and the internal control report made by management and the attestation and report related to the assessment by the External Auditor, in each case as required by Applicable Rules.

     28. The Committee shall establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

GENERAL COMPLIANCE AND OVERSIGHT

     29. The Committee shall periodically meet separately with management, with the internal auditors and with the External Auditor.

     30. The Committee shall regularly report to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the qualifications, performance and independence of the External Auditor, or the performance of the internal audit function.

     31. The Committee shall have the authority to establish other rules and operating procedures in order to fulfill its obligations under this Charter and Applicable Rules.

     32. The Committee shall, no less frequently than quarterly, review with the Chief Executive Officer and the Chief Financial Officer the Company's disclosure controls and procedures and management's conclusions about the adequacy of such disclosure controls and procedures.

     33. The Committee shall receive reports from the General Counsel on at least an annual basis regarding the Company's compliance program, and review matters regarding the distribution of and compliance with the Company's Code of Business Conduct and Ethics.

                               THE SCOTTS COMPANY

                      2004 ANNUAL MEETING OF SHAREHOLDERS

                           The Berger Learning Center
                             14111 Scottslawn Road
                             Marysville, Ohio 43041
                                  937-644-0011
                                Fax 937-644-7568

                   JANUARY 29, 2004 AT 10:00 A.M., LOCAL TIME

                            [MAP TO ANNUAL MEETING]

                                   DIRECTIONS

From Port Columbus to The Scotts Company World Headquarters, The Berger Learning Center.

Leaving Port Columbus, follow signs to I-270 North. Take I-270 around the city to Dublin. Exit Route 33 to Marysville (northwest) and continue approximately 15 miles.

Take the Scottslawn Road exit. Make a left and cross over highway. The Scotts Company World Headquarters -- Horace Hagedorn Building is the first left. Follow signs for entry into The Berger Learning Center.

                              VOTE BY INTERNET - www.proxyvote.com
                              Use the Internet to transmit your voting
                              instructions up until 11:59 P.M. Eastern Time the
THE SCOTTS COMPANY            day before the meeting date. Have your proxy card
14111 SCOTTSLAWN ROAD         in hand when you access the web site and follow
MARYSVILLE, OH 43041          the instructions to obtain your records and to
                              create an electronic voting instruction form.


                              VOTE BY PHONE - 1-800-690-6903
                              Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.


                              VOTE BY MAIL
                              Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                                                                SCTCO1           KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                DETACH AND RETURN THIS PORTION ONLY
          THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
-----------------------------------------------------------------------------------------------------------------------------------
 THE SCOTTS COMPANY
  VOTE ON DIRECTORS
  (YOUR BOARD RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES)
   1. Election of four directors, each for a term of                               To withhold authority to vote for any individual
      three years to expire at the 2007 Annual Meeting:    For  Withhold  For All  nominee, mark "For All Except" and write the
                                                           All    All     Except   nominee's number on the line below.
      Nominees:     01) Mark R. Baker
                    02) Joseph P. Flannery                                         ------------------------------------------------
                    03) Katherine Hagedorn Littlefield     [ ]    ] ]      [ ]
                    04) Patrick J. Norton

   THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY ARE AUTHORIZED TO VOTE, IN
   THEIR DISCRETION, UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF
   SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING
   OR ANY ADJOURNMENT.

   Please sign exactly as your name is stenciled hereon.

   Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or
   Guardian, please give full title as such. If holder is a corporation, please sign the full corporate name by authorized officer. Joint Owners should each sign individually. (Please note any change of address on this proxy card).






   -------------------------------------------                              -----------------------------------------------


   -------------------------------------------                              -----------------------------------------------
   Signature [PLEASE SIGN WITHIN BOX]    Date                               Signature (Joint Owners)                  Date
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               THE SCOTTS COMPANY
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 29, 2004

The undersigned holder(s) of common shares of The Scotts Company (the "Company") hereby appoints James Hagedorn and David M. Aronowitz, and each of them, the proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 29, 2004, at 10:00 a.m., local time in Marysville, Ohio, and any adjournment, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or any adjournment.

WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE PROXY ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

IF COMMON SHARE UNITS ARE ALLOCATED TO THE ACCOUNT OF THE UNDERSIGNED UNDER THE SCOTTS COMPANY RETIREMENT SAVINGS PLAN (THE "RSP"), THEN THE UNDERSIGNED HEREBY DIRECTS THE TRUSTEE OF THE RSP TO VOTE ALL COMMON SHARES OF THE COMPANY REPRESENTED BY THE UNITS ALLOCATED TO THE UNDERSIGNED'S ACCOUNT UNDER THE RSP IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, AT THE COMPANY ANNUAL MEETING AND AT ANY ADJOURNMENT, ON THE MATTERS SET FORTH ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL NOT BE VOTED BY THE TRUSTEE OF THE RSP.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement, and the Company's 2003 Annual Report. Any proxy heretofore given to vote the common shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               THE SCOTTS COMPANY

     (This proxy continues and must be signed and dated on the reverse side)

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